UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     April 7, 2008

FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri	000-22842	43-1654695
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File number)	Identification No.)

142 East First Street, Mountain Grove, Missouri		65711
(Address of principal executive office)		(Zip code)

Registrant’s telephone number, including are code: (417) 926-5151

                                              NA                                                    .
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

           On April 7, 2008, First Bancshares, Inc.’s (“Company”) Board of Directors revised the ratio of its previously approved 1-for-1,000 reverse stock to a 1-for-500 reverse stock split, and its related 1,000-for 1 forward stock split to a 500-for-1 forward stock split (the “Split Transaction”).  The Board’s decision to revise the ratio was in connection with the filing of its going-private materials with the Securities and Exchange Commission on February 22, 2008 and the number of individuals who apparently sought to take advantage of the premium that the Company was willing to pay to those stockholders who would no longer remain stockholders after the Split Transaction.  Consequently, the cost of the Split Transaction was in excess of the amount that the Board believed was prudent to spend.  The Board of Director’s decision to revise the ratio for the Split Transaction was in an effort to reduce the aggregate cost of repurchasing these shares.  The Board has recognized the earlier stockholder activity and reserves the right to abandon the Split Transaction either before or after stockholder approval and will not proceed if the cost of the Split Transaction exceeds $5.0 million.  For additional information, see the Company’s press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1           News Release of First Bancshares, Inc. dated April 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2008	FIRST BANCSHARES, INC.

/s/Daniel P. Katzfey
Daniel P. Katzfey
President and Chief Executive Officer
(Principal Executive Officer)

Exhibit 99.1

News Release of First Bancshares, Inc. dated April 8, 2008

FIRST BANCSHARES, INC. ANNOUNCES
CHANGE IN RATIO FOR GOING PRIVATE TRANSACTION

Mountain Grove, Missouri (April 8, 2008) – First Bancshares, Inc. (“Company”) (NASDAQ - FstBksh : FBSI), the holding company for First Home Savings Bank (“Bank”), today announced that it had approved a change in the ratio of its previously approved 1-for-1,000 reverse stock to a 1-for-500 reverse stock split, and its related 1,000-for 1 forward stock split to a 500-for-1 forward stock split (the “Split Transaction”).  The Board of Directors’ decision to revise the ratio for the Split Transaction was to reduce the aggregate cost of repurchasing these shares.

Following the Company’s filing of its going private materials with the Securities and Exchange Commission on February 22, 2008, a number of individuals sought to take advantage of the premium that the Company was willing to pay stockholders who would no longer remain stockholders of the Company after completion of the Split Transaction.  Consequently, the cost of the Split Transaction was in excess of the amount that the Board believed was prudent to spend. With respect to financing the Split Transaction, the Bank has received the approval of the Office of Thrift Supervision to pay the Company a dividend of $5.0 million for the purpose of completing the Split Transaction.  In addition to revising the ratio of the Split Transaction, the Board of Directors also has reserved the right to abandon the Split Transaction either before or after stockholder approval and will not proceed if the cost of the Split Transaction exceeds $5.0 million.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri, and a loan origination office in Springfield, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral “forward-looking statements,” including statements contained in its filings with the Securities and Exchange Commission, in its reports to stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

Contact:  Daniel P. Katzfey, President and Chief Executive Officer     (417) 926-5151